UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2017

ADAMAS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36399	42-1560076
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1900 Powell Street, Suite 750 Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (510) 450-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01    Entry into a Material Definitive Agreement.

On October 4, 2017, Adamas Pharma, LLC (“Adamas”), a wholly-owned subsidiary of Adamas Pharmaceuticals, Inc., entered into an Amended and Restated API Supply Agreement (the “Agreement”) with Moehs Ibérica, S.L. (“Moehs”). Pursuant to the Agreement, Moehs will supply to Adamas Amantadine HCl, the active pharmaceutical ingredient (“API”) in Adamas’s product GOCOVRITM (amantadine) extended-release capsules, formerly referred to as ADS-5102, for the treatment of dyskinesia in patients with Parkinson’s disease receiving levodopa-based therapy, with or without concomitant dopaminergic medications.
Under the terms of the Agreement, Adamas will provide Moehs with forecasts and purchase orders for quantities of API, and Moehs will supply Adamas with API, subject to inspection and acceptance by Adamas and the other terms of the agreement, including payment of the purchase price. Each party will indemnify the other party for (a) liabilities, expenses or costs incurred by the other party arising out of the negligent or intentionally wrongful acts or omissions of the indemnifying party or (b) a breach by the indemnifying party of its covenants, obligations, representations or warranties made or undertaken by the indemnifying party under the Agreement, in each case subject to certain requirements set forth in the Agreement.
The Agreement has a term of 14 years, and may be terminated by either party for breach, may be terminated by Adamas upon 180 days prior written notice, and may be terminated by Moehs upon three years’ prior written notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMAS PHARMACEUTICALS, INC.

Dated: October 6, 2017	By:	/s/ Jennifer Rhodes
Jennifer Rhodes
Chief Business Officer and General Counsel

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